                                                                     EXHIBIT 11

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

              (In thousands of Dollars, Except Per Share Amounts)

                                                    Six Months
                                                      Ended                      Year Ended March 31,
                                                   September 30,    -------------------------------------------
                                                       1997            1997            1996            1995
                                                   -------------    -----------     -----------     -----------
NET INCOME (LOSS) FOR PRIMARY AND FULLY
  DILUTED COMPUTATION:
    Income (Loss) Before Extraordinary Item:
      As reported                                   $     9,951     $    11,518     $    (3,218)    $    (5,365)
      Adjustments - none
                                                    -----------     -----------     -----------     -----------
      As adjusted                                   $     9,951     $    11,518     $    (3,218)    $    (5,365)
                                                    ===========     ===========     ===========     ===========
    Extraordinary Item:
      As reported                                                                   $       640
      Adjustments - none
                                                                                    -----------
      As adjusted                                                                   $       640
                                                                                    ===========
    Net Income (Loss):
      As reported                                   $     9,951     $    11,518     $    (2,614)    $    (5,365)
      Adjustments - none
                                                    -----------     -----------     -----------     -----------
      As adjusted                                   $     9,951     $    11,518     $    (2,614)    $    (5,365)
                                                    ===========     ===========     ===========     ===========

PRIMARY EARNINGS (LOSS) PER SHARE:
  Weighted average shares of common
    stock outstanding                                14,247,193      12,576,489      10,300,487      10,266,299
  Incremental shares issuable from
    assumed exercise of stock options
    under the treasury stock method                     137,896         151,013          26,183          34,142
                                                    -----------     -----------     -----------     -----------
  Weighted average shares of common stock
    outstanding, as adjusted                         14,385,089      12,727,502      10,326,625      10,300,441
                                                    ===========     ===========     ===========     ===========
  Primary earnings (loss) per share:
    Income (loss) before extraordinary item         $      0.69     $      0.90     $     (0.31)    $     (0.52)
                                                    ===========     ===========     ===========     ===========
    Extraordinary item                                                              $      0.06
                                                                                    ===========
    Net income (loss)                               $      0.69     $      0.90     $     (0.25)    $     (0.52)
                                                    ===========     ===========     ===========     ===========
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Weighted average shares of common stock
    outstanding                                      14,247,193      12,576,489      10,300,487      10,266,299
  Incremental shares issuable from
    assumed exercise of stock options
    under the treasury stock method                     170,896         151,013          55,169          53,504
                                                    -----------     -----------     -----------     -----------
  Weighted average shares of common
    stock outstanding, as adjusted                   14,418,089      12,727,502      10,355,656      10,319,803
                                                    ===========     ===========     ===========     ===========
  Fully diluted earnings (loss) per share:
    Income (loss) before extraordinary item         $      0.69     $      0.90     $     (0.31)    $     (0.52)
                                                    ===========     ===========     ===========     ===========
    Extraordinary item                                                              $      0.06
                                                                                    ===========
    Net income (loss)                               $      0.69     $      0.90     $      0.25     $     (0.52)
                                                    ===========     ===========     ===========     ===========

This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.